EXHIBIT 99
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                              FOR IMMEDIATE RELEASE
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                      SVB Financial Services, Inc. Declares
                                 Stock Dividend


Somerville, NJ...October 29, 2001 Robert P. Corcoran, President and CEO of SVB Financial Services, Inc., the parent holding company of Somerset Valley Bank, announced that the Board of Directors declared a 5% stock dividend payable November 20, 2001 to holders of record November 6, 2001.

     This is the third consecutive year the Bank has paid a 5% stock dividend.

     The Company recently announced record third quarter and year-to-date net income.

     Somerset Valley Bank operates offices in Somerville (2), Hillsborough, Bridgewater, Manville, Aberdeen, Bernards, Edison and at the Arbor Glen Retirement Community. Through a joint venture with International Planning Alliance, known as Somerset Valley Financial LLC, the Company offers life, health and disability insurance services along with financial planning and retirement services.

     SVB Financial Services, Inc. is traded on the NASDAQ National Market under the trading symbol SVBF and can be accessed via the Internet at www.somersetvalleybank.com.

     The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by an "asterisk" (*) or may use such forward-looking terminology as "expect", " look", " believe", " anticipate", " may", " will", or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of economic conditions and legal and regulatory barriers and structure, including those relating to the deregulation of the financial services industry. Actual results may differ materially from such forward-looking statements. SVB Financial Services, Inc. assumes no obligation for updating any such forward-looking statement at any time.